UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2013

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, Thomas E. Powell was promoted from Senior Vice President and Chief Financial Officer of Teleflex Incorporated (the "Company") to Executive Vice President and Chief Financial Officer. In connection with this promotion, the Compensation Committee (the "Committee") of the Company’s Board of Directors approved an increase in Mr. Powell’s annual base salary from $390,000 to $450,000; an increase in his annual incentive plan target award from 50% to 70% of his annual base salary; and an increase in his equity incentive target award from 70% to 170% of his annual base salary. In addition, the Committee approved the Company’s entry into executive severance and change-in-control agreements with Mr. Powell on substantially similar terms as those set forth in the executive severance and change-in-control agreements provided to the Company’s other senior executives, other than the Chief Executive Officer. A description of the material terms of the agreements are set forth in the Company’s 2012 Proxy Statement under the section "Potential Payments Upon Termination or Change of Control."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

February 26, 2013	By:	James J. Leyden

Name: James J. Leyden
Title: Deputy General Counsel and Assistant Secretary